UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      September 24, 2014

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Material Amendment of a Material Definitive Agreement and Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 2.03	Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
PrivateBank Credit Facility Modification
On September 24, 2014, certain wholly-owned subsidiaries (the “PrivateBank Borrowers”) of AdCare Health Systems, Inc. (the “Company”) entered into a Sixth Modification Agreement (the “Modification”) with The PrivateBank and Trust Company (“PrivateBank”), which modified that certain Loan Agreement, dated September 20, 2012, between the PrivateBank Borrowers, PrivateBank and the Company, as guarantor (as amended, the “PrivateBank Credit Facility”). Pursuant to the Modification: (i) the outstanding amount owing under the PrivateBank Credit Facility was reduced from $10,600,000 to $9,100,000; (ii) three of the PrivateBank Borrowers and their collateral were released from their obligations under the PrivateBank Credit Facility because one of the entities no longer operates a skilled nursing facility and each of the two remaining released entities are entering into new financing arrangements with the United States Department of Housing and Urban Development ("HUD"), as discussed below; and (iii) amends certain financial terms under the PrivateBank Credit Facility regarding minimum fixed charge coverage ratio.

Certain subsidiaries of the Company are also borrowers under: (a) a credit facility with PrivateBank used to fund the purchase price of the acquisition of four skilled nursing facilities and an office facility located in Arkansas; and (b) a credit facility with PrivateBank used to fund the purchase price of the West Markham Sub Acute and Rehabilitation Center located in Arkansas.

Woodland Credit Facility
On September 24, 2014, Woodland Manor Property Holdings, LLC (“Woodland”), a wholly owned subsidiary of the Company, entered into a Mortgage and Deed of Trust Agreement (the “Woodland Credit Facility”), with Housing & Healthcare Finance, LLC (“H&H”). The Woodland Credit Facility provides for a $5,678,400 principal amount secured credit facility.
The Woodland Credit Facility matures on October 1, 2044. Interest on the Woodland Credit Facility accrues on the principal balance thereof at an annual rate of 3.75%. The Woodland Credit Facility is secured by, among other things, an assignment of all rents paid under any existing or future leases and rental agreements with respect to the Woodland Credit Facility. HUD has insured all amounts owing under the Woodland Credit Facility.
The Woodland Credit Facility contains customary events of default, including fraud or material misrepresentations or material omission, the commencement of a forfeiture action or proceeding, failure to make required payments, failure to perform or comply with certain agreements and certain events of bankruptcy and insolvency. Upon the occurrence of certain events of default, H&H may, after receiving the prior written approval of HUD, terminate the Woodland Credit Facility and all amounts under the Woodland Credit Facility will become immediately due and payable.

In connection with entering into the Woodland Credit Facility, Woodland entered into a healthcare regulatory agreement and a promissory note, each containing customary terms and conditions.
Glenvue Credit Facility
On September 24, 2014, Glenvue H&R Property Holdings, LLC (“Glenvue”), a wholly owned subsidiary of the Company, entered into a Mortgage and Deed of Trust Agreement (the “Glenvue Credit Facility”), with H&H. The Glenvue Credit Facility provides for an $8,816,800 principal amount secured credit facility.
The Glenvue Credit Facility matures on October 1, 2044. Interest on the Glenvue Credit Facility accrues on the principal balance thereof at an annual rate of 3.75%. The Glenvue Credit Facility is secured by, among other things, an assignment of all rents paid under any existing or future leases and rental agreements with respect to the Glenvue Credit Facility. HUD has insured all amounts owing under the Glenvue Credit Facility.
The Glenvue Credit Facility contains customary events of default, including fraud or material misrepresentations or material omission, the commencement of a forfeiture action or proceeding, failure to make required payments, failure to perform or comply with certain agreements and certain events of bankruptcy and insolvency. Upon the occurrence of certain events of default, H&H may, after receiving the prior written approval of HUD, terminate the Glenvue Credit Facility and all amounts under the Glenvue Credit Facility will become immediately due and payable.

In connection with entering into the Glenvue Credit Facility, Glenvue entered into a healthcare regulatory agreement and a promissory note, each containing customary terms and conditions.
PrivateBank-Woodland Nursing and Glenvue Nursing Credit Facility

On September 24, 2014, Woodland Manor Nursing, LLC ("Woodland Nursing") and Glenvue H&R Nursing, LLC ("Glenvue Nursing") entered into a Loan and Security Agreement (the “Woodland Nursing and Glenvue Nursing Credit Facility”), between Woodland Nursing, Glenvue Nursing and PrivateBank. The Woodland Nursing and Glenvue Nursing Credit Facility provides for a $1,500,000 principal amount senior secured revolving credit facility.

The Woodland Nursing and Glenvue Nursing Credit Facility matures on September 24, 2017. Interest on the Woodland Nursing and Glenvue Nursing Credit Facility accrues on the principal balance thereof at a rate of interest equal to the greater of: (i) a floating per annum rate of interest equal to the prime rate plus 1.0%, or (ii) 5.0% per annum. Woodland Nursing and Glenvue Nursing shall also pay to PrivateBank: (i) a one time non-refundable loan fee in the amount of $11,250; and

(ii) a fee equal to 0.5% per annum of the unused portion of the Woodland Nursing and Glenvue Nursing Credit Facility. The Woodland Nursing and Glenvue Nursing Credit Facility is secured by a security interest in, without limitation, the accounts receivable and the collections and proceeds thereof relating to the Company’s two skilled nursing facilities located in Springfield, Ohio known as the Eaglewood Care Center and located in Glennville, Georgia known as the Glenview Health and Rehabilitation Center. The Company has unconditionally guaranteed all amounts owing under the Woodland Nursing and Glenvue Nursing Credit Facility.

The Woodland Nursing and Glenvue Nursing Credit Facility contains customary events of default, including material breach of representations and warranties, failure to make required payments, failure to comply with certain agreements or covenants and certain events of bankruptcy and insolvency. Upon the occurrence of an event of default, PrivateBank may terminate the Woodland Nursing and Glenvue Nursing Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2014	ADCARE HEALTH SYSTEMS, INC.

/s/ David A. Tenwick
David A. Tenwick
Interim Chief Executive Officer

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